Exhibit 24.2
RESOLUTIONS
OF
THE BOARD OF DIRECTORS OF
BANK OF AMERICA CORPORATION
June 25, 2008
Appointment of Attorneys-in-Fact
     RESOLVED FURTHER, that Timothy J. Mayopoulos, Alice A. Herald and Teresa M. Brenner hereby are appointed attorneys-in-fact for, and each of them, with full power to act without the other, hereby is authorized and empowered to sign the Registration Statement and any amendment or amendments (including any post-effective amendments) thereto on behalf of the Corporation, any of the Principal Executive Officer, the Principal Financial Officer, the Principal Accounting Officer, and any other officer of the Corporation;
     RESOLVED FURTHER, that Timothy J. Mayopoulos hereby is designated as Agent for Service of the Corporation with all such powers as are provided by the Rules and Regulations of the Commission;
     RESOLVED FURTHER, that all actions by the Authorized Officers to carry out the transactions described herein are ratified, confirmed and approved; and
     RESOLVED FURTHER, that any Authorized Officer of the Corporation hereby is authorized and directed to negotiate, execute and perform all obligations under the notes, indentures, debentures or other agreements or instruments and otherwise to do all things necessary, appropriate or convenient to carry into effect the foregoing resolutions.

CERTIFICATE OF SECRETARY
     I, Allison Gilliam, Assistant Secretary of Bank of America Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), do hereby certify that the foregoing is a true and correct copy of the resolutions duly adopted by the Board of Directors of the Corporation at a meeting of the Board of Directors held on June 25, 2008, at which meeting a quorum was present and acting throughout, and that said resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.
     IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of the Corporation as of this 16th day of July, 2008.

/s/ ALLISON GILLIAM

Assistant Secretary

(CORPORATE SEAL)